Switch Announces Third Quarter 2018 Financial Results
Quarterly Revenue of $102.8 million; Signed More Than $39 million in Annualized Recurring Charges

LAS VEGAS, NV — November 13, 2018 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced financial results for the quarter ended September 30, 2018.

“In the first year as a public company, Switch continued to establish the Switch PRIME campus locations as hyperscale technology infrastructure ecosystems, competitively positioned to support strategic enterprise deployments,” said Rob Roy, CEO, chairman and founder of Switch. “We firmly believe that we are well aligned with industry dynamics, and uniquely positioned to jump start enterprise migration into a hybrid cloud environment.”

Third Quarter 2018 Summary

•	Quarterly revenue of $102.8 million, compared to $97.7 million for the same quarter in 2017.

•	Signed over $39 million in annualized recurring charges.

•
Operating income of $12.5 million, compared to $25.5 million for the same quarter last year. Operating income in the third quarter of 2018 includes the impact of $7.6 million in equity-based compensation expense, compared to $1.3 million in the same quarter of 2017, and $6.1 million in additional depreciation.

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Net income of $4.7 million, compared to $16.5 million for the same quarter in 2017. Net income in the third quarter of 2018 includes $7.6 million in equity-based compensation expense, compared to $1.3 million in the same quarter of 2017.

•	Adjusted EBITDA of $50.9 million, compared to $49.7 million for the same quarter in 2017. Adjusted EBITDA margin of 49.5%, compared to 50.9% for the same quarter in 2017.

•	Capital expenditures of $60.4 million, compared to $64.1 million for the same quarter in 2017.

•
In August 2018, Switch’s Board of Directors authorized a program by which Switch, Ltd. may repurchase up to $150.0 million of its outstanding common units for cash and Switch will cancel a corresponding amount of Class B common shares. During the third quarter of 2018, Switch, Ltd. repurchased 6.1 million of its outstanding common units for $60.6 million and Switch canceled an equivalent amount of Class B common shares.

•	Churn of 0.3%, compared to 0.3% for the same quarter in 2017(1)

(1)	Churn is defined as a reduction in recurring revenue attributed to customer terminations or non-renewal of expired contracts, as a percentage of revenue at the beginning of the period.

“Switch signed over 450 contracts in the third quarter of 2018, equating to over 18 megawatts, with total contract value of approximately $135 million,” said Thomas Morton, president of Switch. “As we increase capacity of colocation space, we continue adding new logos, while existing customers continue to expand their deployments within the Switch ecosystem.”

“Switch is capitalizing on the opportunities ahead of us, while maintaining focus on our long-term business model,” said Gabe Nacht, CFO of Switch. “We are a strategic partner to approximately 900 customers and we continue adding customers and partners as we ramp the Citadel PRIME and the Pyramid PRIME, and continue construction on our Keep PRIME in Atlanta, which will open in the fourth quarter of 2019.”

Balance Sheet and Liquidity
As of September 30, 2018, Switch’s total debt outstanding, including capital lease obligations, net of cash and cash equivalents was $503.2 million, resulting in a net debt to last quarter annualized Adjusted EBITDA ratio of 2.5x. As of September 30, 2018, Switch had liquidity of $604.5 million, including cash and cash equivalents and availability under its revolving line of credit.

Capital Expenditures and Development
Capital expenditures for the third quarter totaled $60.4 million. Growth capital expenditures were $57.1 million for the third quarter of 2018, compared to $63.7 million for the same quarter last year. Maintenance capital expenditures were $3.3 million for the third quarter of 2018, compared to $0.4 million for the same quarter last year. During the third quarter of 2018, Switch invested (i) $35.8 million in The Core Campus, primarily on its LAS VEGAS 11 facility, which is planned to open in late 2018 or early 2019, adding another 340,000 gross square feet, (ii) $12.7 million in The Citadel Campus to support additional customer deployments in its open sectors, (iii) $4.5 million for additional expansion in The Pyramid Campus, and (iv) $7.3 million on site development at The Keep Campus, which is scheduled to open in late 2019.

Dividend
Switch today announced that its Board of Directors has declared a cash dividend of $0.0147 per share of Switch’s Class A common stock for the third quarter of 2018. The dividend will be payable on December 6, 2018 to all stockholders of record as of the close of business on November 26, 2018. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.0147 per common unit.

Future declarations of quarterly dividends are subject to the determination and discretion of the Board of Directors based on its consideration of many factors, including Switch's results of operations, financial condition, capital requirements, restrictions in Switch, Ltd.'s debt agreements and other factors that the Board of Directors deems relevant.

2018 Guidance
Switch full year guidance remains unchanged:

•	Total revenue in the range of $405 million to $408 million.

•	Adjusted EBITDA in the range of $197 million to $200 million.

•	Capital expenditures in the range of $260 million to $310 million.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2018 guidance above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income, depreciation, impairment charges, gains or losses on retirement of debt and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Switch’s calculations of Adjusted EBITDA.

Upcoming Conferences and Events
Switch management will participate in the following investor conferences:

•	Credit Suisse 22nd Annual Technology, Media & Telecom Conference on November 28, 2018 in Scottsdale, Arizona.

•	Wells Fargo Tech Summit on December 4, 2018 in Park City, Utah.

Conference Call Information

Switch will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on November 13, 2018. Parties in the United States and Canada can access the call by dialing 877-830-2636, using conference code 2089288. International parties can access the call by dialing 785-424-1802, using conference code 2089288.

The webcast will be accessible on Switch’s investor relations website at https://investors.switch.com for one year. A telephonic replay of the conference call will be available through Tuesday, November 20, 2018. To access the replay, parties in the United States and Canada should call 888-203-1112 and enter conference code 2089288. International parties should call 719-457-0820 and enter conference code 2089288.

Presentation of Financial Information
This press release includes historical consolidated results for the periods presented of Switch, Ltd. and its subsidiaries, the predecessor of Switch, Inc., for financial reporting purposes. Amounts for the period from January 1, 2017 through September 30, 2017 presented in the consolidated financial statements herein represent the historical operations of Switch, Ltd. and its subsidiaries.

Use of Non-GAAP Financial Measures
To supplement Switch’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), Switch uses Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, in this press release. Switch defines Adjusted EBITDA as net income adjusted for interest expense, interest income, income taxes, depreciation and amortization and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net losses of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.
The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.
Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making.
For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of Net Income to Adjusted EBITDA" table in this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Switch’s anticipated operating results for the year ending December 31, 2018 and Switch’s expectations regarding the evolution of its marketplace, the timing for the opening of its LAS VEGAS 11 facility, statements regarding future declarations of quarterly dividends and customer deployment plans. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in Switch’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Switch’s other reports filed with the SEC. Switch’s SEC filings are available on the Investors section of Switch’s website at https://investors.switch.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch

POWERING THE FUTURE OF THE CONNECTED WORLD®

Switch (NYSE: SWCH), the technology infrastructure corporation headquartered in Las Vegas, Nevada is built on the intelligent and sustainable growth of the internet. Switch founder and CEO Rob Roy has developed more than 550 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solution ecosystems.

The Switch PRIMES located in Las Vegas and Tahoe Reno, Nevada; Grand Rapids, Michigan; and Atlanta, Georgia are the world’s highest-rated hyperscale data center campus ecosystems with low latency to major U.S. markets. The Switch PRIMES are located in the most cost-effective area of each North American zone based on power, connectivity, taxes, cost of living and lower risk of natural disasters. Visit switch.com for more information.

Investor Contact:
Matthew Heinz
VP of Investor Relations and FP&A
investorrelations@switch.com
(702) 479-3993

Switch, Inc.
Consolidated Balance Sheets
(in thousands, except for per share data)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$104,511	$264,666
Accounts receivable, net of allowance of $314 and $472, respectively	14,196	16,386
Prepaid expenses	3,932	5,037
Other current assets	3,091	2,101
Total current assets	125,730	288,190
Property and equipment, net	1,281,057	1,133,572
Long-term deposit	4,288	3,842
Deferred income taxes	20,854	981
Other assets	14,871	8,174
TOTAL ASSETS	$1,446,800	$1,434,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt, current portion	$5,194	$5,194
Accounts payable	22,158	18,934
Accrued salaries and benefits	9,971	5,211
Accrued expenses	9,340	6,469
Accrued construction payables	17,060	7,052
Deferred revenue, current portion	9,921	11,482
Customer deposits	9,704	8,634
Capital lease obligations, current portion	333	2,309
Total current liabilities	83,681	65,285
Long-term debt, net	582,671	586,566
Capital lease obligations	19,466	19,466
Deferred revenue	20,912	19,382
Liabilities under tax receivable agreement	45,430	—
Other long-term liabilities	1,852	1,927
TOTAL LIABILITIES	754,012	692,626
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value per share, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value per share, 750,000 shares authorized, 52,083 and 35,938 shares issued and outstanding, respectively	52	36
Class B common stock, $0.001 par value per share, 300,000 shares authorized, 151,616 and 173,624 shares issued and outstanding, respectively	152	174
Class C common stock, $0.001 par value per share, 75,000 shares authorized, 42,945 shares issued and outstanding	43	43
Additional paid in capital	128,468	107,008
Retained earnings	981	1,602
Accumulated other comprehensive income	79	31
Total Switch, Inc. stockholders’ equity	129,775	108,894
Non-controlling interest	563,013	633,239
TOTAL STOCKHOLDERS’ EQUITY	692,788	742,133
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,446,800	$1,434,759

Switch, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except for per share/unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)
Revenue	$102,768	$97,689	$302,646	$278,947
Cost of revenue	59,150	50,744	169,200	144,575
Gross profit	43,618	46,945	133,446	134,372
Selling, general and administrative expense	31,086	21,494	95,676	60,941
Income from operations	12,532	25,451	37,770	73,431
Other income (expense):
Interest expense, including $409, $403, $1,227, and $901, respectively, in amortization of debt issuance costs	(7,409)	(8,856)	(19,826)	(17,789)
Equity in net losses of investments	—	(221)	(331)	(955)
Loss on extinguishment of debt	—	—	—	(3,565)
Other	752	112	2,603	644
Total other expense	(6,657)	(8,965)	(17,554)	(21,665)
Income before income taxes	5,875	16,486	20,216	51,766
Income tax expense	(1,212)	—	(2,064)	—
Net income	4,663	16,486	18,152	51,766
Less: net income attributable to non-controlling interest	4,657	—	16,654	—
Net income attributable to Switch, Inc.	$6	$16,486	$1,498	$51,766

Net income per share/unit:
Basic	$0.00	$0.08	$0.03	$0.26
Diluted	$0.00	$0.08	$0.03	$0.25

Weighted average shares/units used in computing net income per share/unit:
Basic	50,669	200,747	43,063	200,416
Diluted	50,710	208,973	43,142	207,396

Dividends declared per common share	$0.01	$—	$0.04	$—

Other comprehensive income:
Foreign currency translation adjustment, before and after tax	—	221	331	786
Comprehensive income	4,663	16,707	18,483	52,552
Less: comprehensive income attributable to non-controlling interest	4,657	—	16,937	—
Comprehensive income attributable to Switch, Inc.	$6	$16,707	$1,546	$52,552

Switch, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2018	2017
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,152	$51,766
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	79,310	64,676
Loss on disposal of property and equipment	809	24
Income tax expense	2,064	—
Amortization of debt issuance costs	1,227	901
Bad debt expense	83	172
Loss on extinguishment of debt	—	2,065
Equity in net losses of investments	331	955
Equity-based compensation	28,194	4,879
Amortization of portfolio energy credits	1,999	64
Changes in operating assets and liabilities:
Accounts receivable	1,501	(3,363)
Prepaid expenses	1,105	(166)
Other current assets	(190)	(124)
Other assets	(3,108)	(748)
Accounts payable	938	1,840
Accrued salaries and benefits	4,760	4,743
Accrued expenses	2,871	(121)
Accrued impact fee expense	—	(27,018)
Deferred revenue	(31)	4,333
Customer deposits	1,070	1,000
Other long-term liabilities	(170)	(89)
Net cash provided by operating activities	140,915	105,789
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(221,144)	(284,011)
Acquisition of intangible asset	(25)	(32)
Escrow deposit	—	(7,632)
Proceeds from sale of property and equipment	25	100
Proceeds from notes receivable	—	211
Purchase of portfolio energy credits	(1,999)	(64)
Net cash used in investing activities	(223,143)	(291,428)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of tax withholdings upon settlement of restricted stock unit awards	(1,227)	—
Repurchase of common units	(60,644)	—
Proceeds from borrowings	—	976,000
Change in long-term deposit	(996)	—
Repayment of borrowings, including capital lease obligations	(4,500)	(621,300)
Debt issuance costs on new loan	—	(8,826)
Deferred offering costs paid	—	(893)
Settlement of option loans	314	—
Dividends paid to Class A common stockholders	(2,023)	—
Distributions paid to non-controlling interest/members	(8,851)	(174,063)
Net cash (used in) provided by financing activities	(77,927)	170,918
NET DECREASE IN CASH AND CASH EQUIVALENTS	(160,155)	(14,721)
CASH AND CASH EQUIVALENTS—Beginning of period	264,666	22,713
CASH AND CASH EQUIVALENTS—End of period	$104,511	$7,992

Switch, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)
Net income	$4,663	$16,486	$18,152	$51,766
Interest expense	7,409	8,856	19,826	17,789
Interest income	(575)	(17)	(2,001)	(36)
Income tax expense	1,212	—	2,064	—
Depreciation and amortization of property and equipment	28,989	22,890	79,310	64,676
Loss (gain) on disposal of property and equipment	182	(13)	809	24
Equity-based compensation	7,628	1,315	28,194	4,879
Equity in net losses of investments	—	221	331	955
Shareholder-related litigation expense	1,384	—	1,384	—
Loss on extinguishment of debt	—	—	—	3,565
Adjusted EBITDA	$50,892	$49,738	$148,069	$143,618

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